EXHIBIT (a)(1)


                              JOINT CODE OF ETHICS
                                       FOR
                  CHIEF EXECUTIVE AND SENIOR FINANCIAL OFFICERS
                                       OF
                               THIRD AVENUE TRUSTS



                      AS ADOPTED BY THE BOARDS OF TRUSTEES
                                DECEMBER 4, 2003


              Each Third Avenue Trust (each a "TRUST" and, collectively, the "TRUSTS")(1) is committed to conducting business in accordance with applicable laws, rules and regulations and the highest standards of business ethics, and to full and accurate disclosure -- financial and otherwise -- in compliance with applicable law. This Code of Ethics, applicable to the Trust's Chief Executive Officer, and Chief Financial Officer (together, "SENIOR OFFICERS"), sets forth policies to guide you in the performance of your duties.

              As a Senior Officer, you must comply with applicable law. You also have a responsibility to conduct yourself in an honest and ethical manner. You have leadership responsibilities that include creating a culture of high ethical standards and a commitment to compliance, maintaining a work environment that encourages the internal reporting of compliance concerns and promptly addressing compliance concerns.

              This Code of Ethics recognizes that the Senior Officers are subject to certain conflicts of interest inherent in the operation of investment companies, because the Senior Officers currently or may in the future serve as Senior Officers of each of the Trusts, as officers or employees of the Trust's investment advisor (the "ADVISOR") and/or affiliates of the Trust's investment advisor (collectively with the Advisor, "Third Avenue") and as officers or trustees/directors of other unregistered investment funds advised by Third Avenue. This Code of Ethics also recognizes that certain laws and regulations applicable to, and certain policies and procedures adopted by, the Trust or Third Avenue govern your conduct in connection with many of the conflict of interest situations that arise in connection with the operations of the Trust, including:

--------
(1) This Joint Code of Ethics for Chief Executive and Senior Financial Officers has been adopted by the Board of Trustees for each Trust. Solely for the sake of clarity and simplicity, this Joint Code of Ethics has been drafted as if there is a single Trust and a single Board of Trustees. The terms "Trustees" and "Independent Trustees" mean the Trustees and the Independent Trustees of each Trust, respectively, unless the context otherwise requires. The Trustees and the Independent Trustees of each Trust, however, shall act separately and in the best interests of its respective Trust.

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       o      the Investment Company Act of 1940, and the rules and regulation promulgated thereunder by the Securities and Exchange Commission (the "1940 ACT");

       o the Investment Advisers Act of 1940, and the rules and regulations promulgated thereunder by the Securities and Exchange Commission (the "ADVISERS ACT");

       o the Code of Ethics adopted by the Trust and the other Trusts pursuant to Rule 17j-1(c) under the 1940 Act (collectively, the "TRUST'S 1940 ACT CODE OF ETHICS");

       o one or more codes of ethics adopted by Third Avenue that have been reviewed and approved by those trustees (the "TRUSTEES") of the Trust that are not "interested persons" of the Trust (the "INDEPENDENT TRUSTEES") within the meaning of the 1940 Act (the "THIRD AVENUE'S 1940 ACT CODE OF ETHICS" and, together with the Trust's 1940 Act Code of Ethics, the "1940 ACT CODES OF ETHICS");

       o the policies and procedures adopted by the Trust and the other Trusts to address conflict of interest situations, such as procedures under Rule 10f-3 and Rule 17a-7 under the 1940 Act (collectively, the "TRUST POLICIES"); and

       o Third Avenue's general policies and procedures to address, among other things, conflict of interest situations and related matters (collectively, the "THIRD AVENUE POLICIES").

The provisions of the 1940 Act, the Advisers Act, the 1940 Act Codes of Ethics, the Trust Policies and the Third Avenue Policies are referred to herein collectively as the "ADDITIONAL CONFLICT RULES".

              This Code of Ethics is different from, and is intended to supplement, the Additional Conflict Rules. Accordingly, a violation of the Additional Conflict Rules by a Senior Officer is hereby deemed not to be a violation of this Code of Ethics, unless and until the Independent Trustees or a Special Committee of Independent Trustees appointed for this purpose shall determine that any such violation of the Additional Conflict Rules is also a violation of this Code of Ethics.

SENIOR OFFICERS SHOULD ACT HONESTLY AND CANDIDLY

              Each Senior Officer has a responsibility to the Trust to act with integrity. Integrity requires, among other things, being honest and candid. Deceit and subordination of principle are inconsistent with integrity.

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              Each Senior Officer must:

       o act with integrity, including being honest and candid while still maintaining the confidentiality of information where required by law or the Additional Conflict Rules;

       o comply with the laws, rules and regulations that govern the conduct of the Trust's operations and report any suspected violations thereof in accordance with the section below entitled "Compliance With Code Of Ethics"; and

       o      adhere to a high standard of business ethics.

CONFLICTS OF INTEREST

              A conflict of interest for the purpose of this Code of Ethics occurs when your private interests interfere in any way, or even appear to interfere, with the interests of the Trust.

              Senior Officers are expected to use objective and unbiased standards when making decisions that affect the Trust, keeping in mind that Senior Officers are subject to certain inherent conflicts of interest because Senior Officers of a Trust also are or may be officers of other Trusts, Third Avenue and other funds advised by Third Avenue (as a result of which it is incumbent upon you to be familiar with and to seek to comply with the Additional Conflict Rules).

              You are required to conduct the business of the Trust in an honest and ethical manner, including the ethical handling of actual or apparent conflicts of interest between personal and business relationships. When making any investment, accepting any position or benefits, participating in any transaction or business arrangement or otherwise acting in a manner that creates or appears to create a conflict of interest with respect to the Trust where you are receiving a personal benefit, you should act in accordance with the letter and spirit of this Code of Ethics.

              If you are in doubt as to the application or interpretation of this Code of Ethics to you as a Senior Officer of the Trust, you should make full disclosure of all relevant facts and circumstances to the general counsel of Third Avenue (the "GENERAL COUNSEL") and obtain the approval of the General Counsel prior to taking action.

DISCLOSURES

              It is the policy of the Trust to make full, fair, accurate, timely and understandable disclosure in compliance with all applicable laws and regulations in all reports and documents that the Trust files with, or submits to, the Securities and Exchange Commission or a national securities exchange and in all other public communications made by the Trust. As a Senior Officer, you are required to promote compliance with this policy and to abide by the Trust's standards, policies and procedures designed to promote compliance with this policy.

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              Each Senior Officer must:

       o familiarize himself or herself with the disclosure requirements applicable to the Trust as well as the business and financial operations of the Trust; and

       o not knowingly misrepresent, or cause others to misrepresent, facts about the Trust to others, including to the Trustees, the Trust's independent auditors, the Trust's counsel, counsel to the Independent Trustees, governmental regulators or self-regulatory organizations.

REPORTING AND ACCOUNTABILITY

              Each Senior Officer must:

       o Upon adopting of the Code (or thereafter as applicable, upon becoming a Senior Officer), affirm in writing to the Trustees that he has received, read, and understands the Code; and

       o Annually thereafter affirm to the Trustees that he has received, read, and understands the Code.

COMPLIANCE WITH CODE OF ETHICS

              If you know of or suspect a violation of this Code of Ethics or other laws, regulations, policies or procedures applicable to the Trust, you must report that information on a timely basis to the General Counsel. NO ONE WILL BE SUBJECT TO RETALIATION BECAUSE OF A GOOD FAITH REPORT OF A SUSPECTED VIOLATION.

              The Trust will follow these procedures in investigating and enforcing this Code of Ethics, and in reporting on this Code of Ethics:

       o the General Counsel will take all appropriate action to investigate any actual or potential violations reported to him or her;

       o violations and potential violations will be reported to the Independent Trustees or a Special Committee of Independent Trustees appointed for this purpose after such investigation;

       o if the Independent Trustees or a Special Committee of Independent Trustees appointed for this purpose determines that a violation has occurred, it will take all appropriate disciplinary or preventive action; and

       o appropriate disciplinary or preventive action may include a letter of censure, suspension, dismissal or, in the event of criminal or other serious violations of law, notification of the Securities and Exchange Commission or other appropriate law enforcement authorities.

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WAIVERS OF CODE OF ETHICS

              Except as otherwise provided in this Code of Ethics, the General Counsel is responsible for applying this Code of Ethics to specific situations in which questions are presented to the General Counsel and has the authority to interpret this Code of Ethics in any particular situation. The General Counsel shall take all action he or she considers appropriate to investigate any actual or potential violations reported under this Code of Ethics.

              The General Counsel is authorized to consult, as appropriate, with counsel to the Trust, Third Avenue or the Independent Trustees, and is encouraged to do so.

              The Independent Trustees or a Special Committee of Independent Trustees appointed for this purpose is responsible for granting waivers of this Code of Ethics, as appropriate. Any changes to or waivers of this Code of Ethics will, to the extent required, be disclosed on Form N-CSR, or otherwise, as provided by Securities and Exchange Commission rules.

RECORDKEEPING

              The Trust will maintain and preserve for a period of not less than six (6) years from the date an action is taken, the first two (2) years in an easily accessible place, a copy of the information or materials supplied to the Independent Trustees or a Special Committee of Independent Trustees appointed for this purpose:

       o that provided the basis for any amendment or waiver to this Code of Ethics; and

       o relating to any violation of this Code of Ethics and sanctions imposed for such violation, together with a written record of the approval or action taken by the Independent Trustees or a Special Committee of Independent Trustees appointed for this purpose.

CONFIDENTIALITY

              All reports and records prepared or maintained pursuant to this Code of Ethics shall be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code of Ethics, such matters shall not be disclosed to anyone other than the Independent Trustees and their counsel, the Trust and its counsel, Third Avenue and its counsel and any other advisors, consultants or counsel retained by the Trustees, the Independent Trustees or any committee of the Trustees.

AMENDMENTS

              This Code of Ethics may not be amended except in written form, which is specifically approved by a majority vote of the Trustees, including a majority of the Independent Trustees.

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NO RIGHTS CREATED

              This Code of Ethics is a statement of certain fundamental principles, policies and procedures that govern each of the Senior Officers in the conduct of the Trust's business. It is not intended to and does not create any rights in any employee, investor, supplier, competitor, shareholder or any other person or entity.

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                               ACKNOWLEDGMENT FORM


I have received and read the Joint Code of Ethics for Chief Executive and Chief Financial Officers, and I understand its contents. I agree to comply fully with the standards contained in the Code of Ethics and the Company's related policies and procedures. I understand that I have an obligation to report any suspected violations of the Code of Ethics on a timely basis to the General Counsel.

                                                     David M. Barse
                                                     ------------------
                                                     Printed Name

                                                     /S/ David M. Barse
                                                     ------------------
                                                     Signature

                                                     December 24, 2003
                                                     ------------------
                                                     Date

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                               ACKNOWLEDGMENT FORM


I have received and read the Joint Code of Ethics for Chief Executive and Chief Financial Officers, and I understand its contents. I agree to comply fully with the standards contained in the Code of Ethics and the Company's related policies and procedures. I understand that I have an obligation to report any suspected violations of the Code of Ethics on a timely basis to the General Counsel.

                                                     Michael T. Carney
                                                     ---------------------
                                                     Printed Name

                                                     /s/ Michael T. Carney
                                                     ---------------------
                                                     Signature

                                                     December 24, 2003
                                                     ---------------------
                                                     Date